Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the First Three Quarters Ended September 30, 2022

San Diego, California, November 11, 2022 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its first three quarters ended September 30, 2022. The first, second and third quarter financial measures referenced herein are unaudited.

“We are pleased to report our third quarter earnings, as well as the announcement that Murphy Canyon Acquisition Corp, sponsored by a subsidiary of Presidio, entered into a definitive business combination agreement on November 8, 2022. After evaluating dozens of companies, the Conduit team really impressed us both with their creative development approach and their asset pipeline,” said Jack Heilbron, Chief Executive Officer of both Presidio and of Murphy. “Conduit’s team has an impressive track record of achievement in science, medicine, and industry. Their current assets and pipeline address a wide range of indications, and we believe that those indications are in important markets, full of opportunity. We look forward to seeing Conduit thrive and grow in the public markets.”

“In the third quarter of 2022, 13 office, retail, and industrial leases were signed totaling nearly 52,000 square feet. These leases are comprised of 6 new leases and 7 existing tenant renewals,” noted Gary Katz, the Company’s Chief Investment Officer. “For the year to date, we have signed 45 leases for nearly 170,000 square feet of space, split approximately between 50% new leases and 50% renewals, and we have renewed 70% of our expiring leases, based on rentable area.”

Quarter Ended September 30, 2022, Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended September 30, 2022, was approximately $(1,302,000), or $(0.11) per basic and diluted share, compared to a net income of approximately $(1,391,000), or $(0.13) per basic and diluted share for the three months ended September 30, 2021. The change in net income attributable to the Company’s common stockholders was a result of:

●	Operating income less; operating expense, G&A and depreciation & amortization, decreased by $274,000 or 41% in the second quarter 2022 as compared to the second quarter in 2021, mainly due to the additional G&A expenses for Murphy Canyon Acquisition Corp.
●	A 9% decrease in interest expense for the second quarter of 2022, after the sale of commercial properties in 2021 and payoff of their related mortgages.
●	Gain on sale of real estate of 7 model homes sold in the third quarter of 2022 for approximately $1.3 million, compared to a gain on sale during the third quarter of 2021 totaling approximately $0.6 million for 7 model homes.
●	Preferred Stock Series D dividends totaled approximately $0.5 million in Q3 2022, which is similar to Q3 2021.

FFO (non-GAAP) for the three months ended September 30, 2022, increased by approximately $100,000 to approximately $(190,000) from $(290,000) for the three months ended September 30, 2021. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

Acquisitions and Dispositions for the first three quarters of 2022

●	The Company acquired 15 model homes for approximately $8.1 million. The purchase price was paid through cash payments of approximately $2.5 million and mortgage notes of approximately $5.6 million.

●	World Plaza, which was sold on March 11, 2022, for approximately $10.0 million and the Company recognized a loss of approximately $0.3 million.

●	The Company disposed of 25 model homes for approximately $13.5 million and recognized a gain of approximately $4.3 million.

Acquisitions and Dispositions during the first three quarters of 2021:

●	The Company acquired six model homes for approximately $2.9 million. These acquisitions were paid for with approximately $0.9 million in cash payments and approximately $2.0 million in mortgage loans.

●	On August 17, 2021, the Company, through its 61.3% owned subsidiaries NetREIT Palm Self Storage, LP and NetREIT Highland LLC, acquired a single story newly constructed 10,500 square foot building in Houston, Texas for a purchase price of approximately $4.9 million, in connection with a like-kind exchange transaction pursued under Section 1031 of the Code 1986, as amended (the “Internal Revenue Code”). The building is 100% occupied under a 15-year triple net lease.

●	Waterman Plaza was sold on January 28, 2021, for approximately $3.5 million and the Company recognized a loss of approximately $0.2 million.

●	Garden Gateway was sold on February 19, 2021, for approximately $11.2 million and the Company recognized a loss of approximately $1.4 million.

●	Highland Court was sold on May 20, 2021, for approximately $10.23 million and the Company recognized a loss of approximately $1.6 million.

●	Executive Office Park was sold on May 21, 2021, 2021, for approximately $8.1 million and the Company recognized a gain of approximately $2.5 million.

●	The Company disposed of 39 model homes for approximately $19.0 million and recognized a gain of approximately $2.9 million.

Dividends paid during the first three quarters of 2022:

●	During the first quarter of 2022, the Company paid a dividend of $0.105 per share to shareholders of Series A common stock.

●	During the second quarter of 2022, the Company paid a dividend of $0.106 per share to shareholders of Series A common stock.

●	During the third quarter of 2022, the Company paid a dividend of $0.02 per share to shareholders of Series A common stock.

●	During the first nine months of 2022, the Company paid nine monthly dividends in the total amount of $1.758 per share to shareholders of Series D preferred stock.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $136 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “ Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$18,223,947	$21,136,379
Buildings and improvements	116,206,836	119,224,375
Tenant improvements	12,911,091	12,752,518
Lease intangibles	4,110,139	4,110,139
Real estate assets and lease intangibles held for investment, cost	151,452,013	157,223,411
Accumulated depreciation and amortization	(31,321,223)	(30,589,969)
Real estate assets and lease intangibles held for investment, net	120,130,790	126,633,442
Real estate assets held for sale, net	6,656,116	11,431,494
Real estate assets, net	126,786,906	138,064,936
Cash, cash equivalents and restricted cash	18,569,075	14,702,089
Deferred leasing costs, net	1,244,753	1,348,234
Goodwill	2,423,000	2,423,000
Other assets, net	3,892,377	4,658,504
Investments held in Trust (see Notes 2 & 9)	135,706,687	—
TOTAL ASSETS	$288,622,798	$161,196,763
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$89,115,802	$87,324,319
Mortgage notes payable related to properties held for sale, net	5,025,578	1,535,513
Mortgage notes payable, total net	94,141,380	88,859,832
Accounts payable and accrued liabilities	4,441,731	4,569,537
Accounts payable and accrued liabilities of SPAC (see Notes 2 & 9)	4,944,878	15,499
Accrued real estate taxes	1,493,634	1,940,913
Dividends payable preferred stock	178,916	179,685
Lease liability, net	54,218	75,547
Below-market leases, net	31,963	73,130
Total liabilities	105,286,720	95,714,143
Commitments and contingencies (Note 2 & 9)
SPAC Class A common stock subject to possible redemption; 13,225,000 shares (at $10.20 per share), net of issuance cost of approximately $6,400,000	129,246,639	—
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 916,061 shares issued and outstanding (liquidation preference $25.00 per share) as of September 30, 2022 and December 31, 2021, respectively	9,161	9,200
Series A Common Stock, $0.01 par value per share, shares authorized: 100,000,000; 11,655,583 shares and 11,599,720 shares were issued and outstanding at September 30, 2022 and December 31, 2021, respectively	116,556	115,997
Additional paid-in capital	182,235,077	186,492,012
Dividends and accumulated losses	(137,304,308)	(130,947,434)
Total stockholders’ equity before noncontrolling interest	45,056,486	55,669,775
Noncontrolling interest	9,032,953	9,812,845
Total equity	54,089,439	65,482,620
TOTAL LIABILITIES AND EQUITY	$288,622,798	$161,196,763

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$4,243,887	$4,185,212	$12,884,280	$14,216,234
Fees and other income	148,088	190,967	401,697	675,283
Total revenue	4,391,975	4,376,179	13,285,977	14,891,517
Costs and expenses:
Rental operating costs	1,434,225	1,414,518	4,365,781	4,739,256
General and administrative	1,509,139	1,479,261	4,306,835	4,361,297
Depreciation and amortization	1,318,164	1,306,874	3,973,582	4,104,018
Impairment of real estate assets	—	—	—	300,000
Total costs and expenses	4,261,528	4,200,653	12,646,198	13,504,571
Other income (expense):
Interest expense - mortgage notes	(1,382,120)	(1,030,883)	(3,485,693)	(3,542,940)
Interest expense - note payable	—	—	—	(279,373)
Interest and other (expense), net	590,586	(13,886)	757,318	(67,329)
Gain on sales of real estate, net	1,307,258	627,322	4,057,527	2,060,336
Gain on extinguishment of government debt	—	—	—	10,000
Income tax expense	(294,996)	(182,607)	(819,520)	(471,506)
Total other income (expense), net	220,728	(600,054)	509,632	(2,290,812)
Net income (loss)	351,175	(424,528)	1,149,411	(903,866)
Less: Income attributable to noncontrolling interests	(1,114,928)	(427,303)	(3,032,806)	(1,759,608)
Net loss attributable to Presidio Property Trust, Inc. stockholders	$(763,753)	$(851,831)	$(1,883,395)	$(2,663,474)
Less: Preferred Stock Series D dividends	(538,286)	(539,056)	(1,616,397)	(634,892)
Less: Series A Warrant dividend	—	—	(2,456,512)	—
Net loss attributable to Presidio Property Trust, Inc. common stockholders	$(1,302,039)	$(1,390,887)	$(5,956,304)	$(3,298,366)

Net loss per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(0.11)	$(0.13)	$(0.51)	$(0.33)

Weighted average number of common shares outstanding - basic & diluted	11,780,090	10,833,847	11,784,500	9,955,046

Presidio Property Trust, Inc. and Subsidiaries

Reconciliation of Net Income to FFO and Core FFO

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	09/30/22	09/30/21	09/30/22	09/30/21
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(1,302,039)	$(1,390,887)	$(5,956,304)	$(3,298,366)
Adjustments:
Income attributable to noncontrolling interests	1,114,928	427,303	3,032,806	1,759,608
Depreciation and amortization	1,318,164	1,306,874	3,973,582	4,104,018
Amortization of above and below market leases, net	(13,722)	(6,022)	(41,167)	(4,417)
Impairment of real estate assets	-	-	-	300,000
Loss (gain) on sale of real estate assets, net	(1,307,258)	(627,322)	(4,057,527)	(2,060,336)
FFO	$(189,927)	$(290,054)	$(3,048,610)	$800,507
Restricted stock compensation	293,136	285,704	861,837	867,903
Series A Warrant dividend (non-cash)	-	-	2,456,512	-
Core FFO	$103,209	$(4,350)	$269,739	$1,668,410

Weighted average number of common shares outstanding - basic and diluted	11,780,090	10,833,847	11,784,500	9,955,046

Core FFO / Wgt Avg Share	$0.01	$(0.00)	$0.02	$0.17